As filed with the Securities and Exchange Commission on March 28, 2023

Registration No. 333-259954

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SOMALOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	8732	85-4298912
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2945 Wilderness Place,
Boulder, Colorado 80301
(303) 625-9000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Troy Cox
Executive Chair
2945 Wilderness Place,
Boulder, Colorado 80301
(303) 625-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles D. Maguire, Jr. Tyler F. Mark Bryan Cave Leighton Paisner LLP 1700 Lincoln Avenue Denver, CO 80203 (303) 861-7000	Ruben Gutierrez General Counsel 2945 Wilderness Place, Boulder, Colorado 80301 (303) 625-9000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ADDITION OF EXHIBIT

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-259954) was filed to include as an exhibit to such S-1 the consent of Ernst & Young LLP to the use of its report dated March 28, 2023 with respect to the consolidated financial statements of SomaLogic, Inc. and its subsidiaries (the “Company”) included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022 in such registration statement and the related prospectus. The report of Ernst & Young LLP was filed in the Prospectus Supplement dated March 28, 2023 filed pursuant to Rule 424(b)(3). The consent of Ernst & Young LLP is filed as Exhibit 23.1 herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement.

Exhibit		Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date
2.1†	Merger Agreement, as amended by the First Amendment thereto dated May 12, 2021 and the Second Amendment thereto dated July 15, 2021 (included as Annex A to the Proxy Statement/Prospectus which forms a part of the S-4/A).	S-4/A	2.1	08/05/2021
2.2††	Agreement and Plan of Merger, dated as of July 25, 2022, by and among SomaLogic, Merger Sub I, Merger Sub II, Palamedrix, and the Securityholder Representative	8-K	2.1	07/27/2022
3.1	Second Amended and Restated Certificate of Incorporation of SomaLogic, Inc.	8-A/A	3.1	09/01/2021
3.2	Amended and Restated Bylaws of SomaLogic, Inc.	8-A/A	3.2	09/01/2021
4.1	Specimen Common Stock Certificate.	S-4/A	4.1	08/05/2021
4.2	Warrant Agreement.	8-K	10.1	02/26/2021
4.3	Description of Company’s Securities	10-K	4.3	3/29/2022
5.1	Legal Opinion of Bryan Cave Leighton Paisner LLP	POS AM	5.1	07/22/2022
10.1+	SomaLogic, Inc. 2021 Omnibus Incentive Plan (included as Annex C to the Proxy Statement/Prospectus forming a part of the S-4/A).	S-4/A	10.1	08/05/2021
10.2+	SomaLogic, Inc. Employee Stock Purchase Plan (included as Annex D to the Proxy Statement/Prospectus forming a part of the S-4/A).	S-4/A	10.2	08/05/2021
10.3+	Form of Stock Appreciation Rights Agreement pursuant to the SomaLogic, Inc. 2021 Omnibus Incentive Plan.	S-4/A	10.3	08/05/2021
10.4+	Form of Incentive Stock Option Award Agreement under the SomaLogic, Inc. 2021 Omnibus Incentive Plan.	S-4/A	10.4	08/05/2021
10.5+	Form of Restricted Stock Unit Award Agreement under the SomaLogic, Inc. 2021 Omnibus Incentive Plan.	S-4/A	10.5	08/05/2021
10.6+	Form of Restricted Stock Award Agreement under the SomaLogic, Inc. 2021 Omnibus Incentive Plan.	S-4/A	10.6	08/05/2021
10.7+	Form of Non-Qualified Stock Option Award Agreement under the SomaLogic, Inc. 2021 Omnibus Incentive Plan.	S-4/A	10.7	08/05/2021
10.8+	SomaLogic, Inc. 2009 Equity Incentive Plan.	S-4/A	10.8	08/05/2021
10.9+	Form of Non-Statutory Stock Option Agreement under the SomaLogic, Inc. 2009 Equity Incentive Plan.	S-4/A	10.9	08/05/2021
10.10+	Form of Incentive Stock Option Agreement under the SomaLogic, Inc. 2009 Equity Incentive Plan.	S-4/A	10.10	08/05/2021
10.11+	SomaLogic, Inc. 2017 Equity Incentive Plan.	S-4/A	10.11	08/05/2021
10.12+	Form of Option Agreement (Incentive Stock Option or Non-statutory Stock Option) under the SomaLogic, Inc. 2017 Equity Incentive Plan.	S-4/A	10.12	08/05/2021
10.13+	Severance Agreement, dated September 1, 2020, between SomaLogic, Inc. and Lawrence Gold.	S-4/A	10.13	08/05/2021
10.14+	First Amendment to Severance Agreement, dated December 4, 2020, between SomaLogic, Inc. and Lawrence Gold.	S-4/A	10.14	08/05/2021
10.15+	Employment Agreement, dated April 20, 2020, between SomaLogic, Inc. and Roy Smythe.	S-4/A	10.15	08/05/2021
10.16+	Employment Agreement, dated April 20, 2020, between SomaLogic, Inc. and Stephen Williams.	S-4/A	10.16	08/05/2021
10.17+	Employment Agreement, dated April 20, 2020, between SomaLogic, Inc. and Melody Harris.	S-4/A	10.17	08/05/2021
10.18+	Amendment to Employment Agreement dated June 28, 2021 between SomaLogic, Inc. and Roy Smythe.	S-4/A	10.18	08/05/2021
10.19+	Amendment to Employment Agreement dated June 28, 2021 between SomaLogic, Inc. and Stephen Williams.	S-4/A	10.19	08/05/2021
10.20+	Amendment to Employment Agreement dated June 28, 2021 between SomaLogic, Inc. and Melody Harris.	S-4/A	10.20	08/05/2021

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10.21	Form of Subscription Agreement.	8-K	10.1	03/29/2021
10.22	Form of Stockholder Lock-Up Agreement.	8-K	10.2	03/29/2021
10.23	Form of Stockholder Support Agreement.	8-K	10.3	03/29/2021
10.24	Sponsor Support Agreement dated March 28, 2021.	8-K	10.4	03/29/2021
10.25	Forfeiture Agreement dated March 28, 2021.	8-K	10.5	03/29/2021
10.26	Form of Amended and Restated Registration Rights Agreement.	8-K	10.6	03/29/2021
10.27	Investment Management Trust Agreement dated February 22, 2021.	8-K	10.2	02/26/2021
10.28	Registration Rights Agreement dated February 22, 2021.	8-K	10.3	02/26/2021
10.29	Private Placement Warrants Purchase Agreement dated February 22, 2021.	8-K	10.4	02/26/2021
10.30	Letter Agreement dated February 22, 2021.	8-K	10.5	02/26/2021
10.31	Forward Purchase Agreement dated February 22, 2021.	8-K	10.6	02/26/2021
10.32	Forward Purchase Agreement dated February 22, 2021.	8-K	10.7	02/26/2021
10.33††	Master Collaboration Agreement, dated September 20, 2019, between SomaLogic, Inc. and Novartis Pharma AG.	S-4/A	10.33	08/05/2021
10.34††	Amended and Restated Master SomaScan Discovery Services Agreement, dated October 13, 2020, between SomaLogic, Inc. and Amgen Inc.	S-4/A	10.34	08/05/2021
10.35††	Supply Agreement, dated April 8, 2019, between SomaLogic, Inc. and Agilent Technologies, Inc., as amended by that certain First Amendment to Supply Agreement, dated October 1, 2021, between SomaLogic, Inc. and Agilent Technologies, Inc.	10-K	10.34	03/29/2022
10.36††	Supply Agreement, dated August 15, 2017, between SomaLogic, Inc. and Global Life Sciences Solutions USA LLC, as amended by that certain First Amendment to Catalog Product Support Agreement, dated September 14, 2020, between SomaLogic, Inc. and Global Life Sciences Solutions USA LLC	10-K	10.35	03/29/2022
10.37††#	Collaboration Agreement, dated December 31, 2021, among SomaLogic, Inc., Illumina Cambridge, Ltd. and Illumina, Inc.	10-K	10.36	03/29/2022
10.38††#	First Amendment to Collaboration Agreement, dated November 14, 2022, among SomaLogic, Inc., Illumina Cambridge, Ltd. and Illumina, Inc.	10-K	10.38	3/28/2023
10.39†	Lease Agreement, dated February 10, 2022, between SomaLogic Operating Co., Inc. and Louisville 1 Industrial Owner, LLC.	8-K	10.1	2/16/2022
10.40†	Lease Agreement, dated February 10, 2022, between SomaLogic Operative Co., Inc. and Louisville 2 Industrial Owner, LLC.	8-K	10.2	2/16/2022
10.41+	Employment Agreement, dated October 17, 2022, between SomaLogic, Inc. and Troy Cox.	8-K	10.1	10/17/2022
10.42+	Key Employee Severance Plan, dated October 17, 2022.	8-K	10.2	10/17/2022
21.1	Subsidiaries of the Company.	10-K	21.1	03/29/2022
23.1	Consent of Ernst & Young LLP, independent registered accounting firm for SomaLogic, Inc.
23.2	Consent of Bryan Cave Leighton Paisner LLP (included as part of Exhibit 5.1).	POS AM	23.2	07/22/2022
24.1	Power of Attorney (included with the signature page of the Form S-1 filed on October 1, 2021).*	S-1		10/01/2021
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Previously filed.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).
The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

††	The Company has omitted portions of the exhibit as permitted under Regulation S-K Item 601(b)(10). The Registrant agrees to furnish on a supplemental basis an unredacted copy of this exhibit and its materiality and privacy or confidentiality analysis if requested by the SEC.
+	Management contract or compensatory plan or arrangement.

#	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. Omitted material for which confidential treatment has been requested has been filed separately with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 4 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on March 28, 2023.

SOMALOGIC, INC.

By:	/s/ Troy Cox
Executive Chair

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Executive Chair	March 28, 2023
Troy Cox	(Principal Executive Officer)

/s/ Shaun Blakeman	Chief Financial Officer	March 28, 2023
Shaun Blakeman	(Principal Financial and Accounting Officer)

*	Director	March 28, 2023
Robert Barchi

*	Director	March 28, 2023
Eli Casdin

*	Director	March 28, 2023
Charles M. Lillis

*	Director	March 28, 2023
Anne Margulies

*	Director	March 28, 2023
Ted Meisel

*	Director	March 28, 2023
Richard Post

*	Director	March 28, 2023
Roy Smythe

* By:	/s/ Shaun Blakeman
Shaun Blakeman
Attorney-in-Fact

/s/ Ruben Gutierrez
Ruben Gutierrez
Attorney-in-Fact

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